UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2011

ACANTHA ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Delaware	0-54120	To be applied
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, DE, 19958

 (Address of principal executive offices) (zip code)

+030 2061408 (Italy)

 (Registrant’s telephone number, including area code)

                 Not Applicable .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As a result of the changed in control of Acantha Acquisition Corp. (the "Company"), as described in a Form 8-K report filed by the Company to the SEC on EDGAR on March 9, 2011, the Company proposes to have Mr. Antonio Beccari, its present sole officer and director, develop a specific business for the Company as described below:

Acantha Acquisition Corp. (the "Company"), formerly a blank check company, a company with no previously stated enterprise, has adopted a specific business which it plans to implement. A discussion of the business is included herein. In furtherance thereof the Company plans to conduct an offering of the Company's Common Stock pursuant to the provisions of Regulation D Rule 506 of the Securities Act of 1933. The offering will be conducted in order to raise proceeds needed to further explore and execute the Company's business plan and to register shares of its Common Stock which are currently outstanding. In addition, the Company’s intends to change its name to Euramerica Holdings Corp. to better reflect its new business direction.

DESCRIPTION OF NEW BUSINESS

The Company intends to specialize in providing expansion capital and financial advisory services in private placement and M&A to rapidly growing private US companies across a broad range of sectors, including gas & oil, alternative energy, healthcare and real estate.

The Company plans to build a robust portfolio of assets that combines a mid-size inventory of lower-risk development opportunities in US and Europe. The Company also plans to create a diversified performance-driven energy portfolio. The Company’s efforts will be driven by diligent acquisition review, active asset management and risk diversification strategies designed to mitigate performance risks.

The Company plans to focus on startup companies that possess sustainable competitive advantages, potential high revenue and earnings growth; an exceptional management team; and the ability to complete a public listing via an initial public offering or reverse merger within 15-24 months, either on an overseas stock exchange. At the present, the Company’s management is looking also at prospects in high growth sectors and industries – such gas and oil, alternative energy, healthcare and real estate interest.

The Company plans to fulfill the energy requirements of tomorrow by partnering with various organizations and individuals committed to the exploration, development, and production of our domestic and international available natural resources, with a primary focus on natural gas and crude oil. The Company's believes that natural gas and crude oil will continue to be the dominant commodities necessary to fulfill energy needs for this decade and the next.

The Company’s corporate vision is to be a leading global company relentlessly committed to providing total support services, professionally for the ultimate satisfaction of its stakeholders.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this 8-K report including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this 8-K report and investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2011	ACANTHA ACQUISITION CORP.

By: /s/ Antonio Beccari
Name: Antonio Beccari
Its: President and CEO